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                                                                    Exhibit 10.8

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

         This Amended and Restated Operating Agreement (this "Agreement") is made and entered into effective as of May 17, 2002, by and between Teletouch Communications, Inc., a Delaware corporation ("Operator") and Teletouch Licenses, Inc., a Delaware corporation ("Licensee").

         WHEREAS, the Operator (in its individual capacity and as successor in interest to each of Beepers Plus of Memphis, Inc., a Tennessee corporation, and Beepers Plus of Nashville, Inc., a Tennessee corporation) and Licensee are party to an Operating Agreement dated as of December 29, 1994 (the "Existing Operating Agreement"); and

         WHEREAS, the Operator and Licensee desire to amend the Existing Operating Agreement in certain respects and, as so amended, to restate the Existing Operating Agreement in its entirety; and

         WHEREAS, Licensee holds Federal Communications Commission (the "FCC") licenses (the "Licenses") in connection with the operation of paging systems (the "Systems") in Texas, Arkansas, Tennessee, Mississippi, Alabama, Missouri, Louisiana and other states; and

         WHEREAS, Licensee and Operator are under common corporate control; and

         WHEREAS, Operator owns the assets (the "Assets") that are used in the operation of the Systems; and

         WHEREAS, Operator employs the staff (the "Staff") that is presently used in the operation of the Systems, which Staff has extensive experience and knowledge in the operation of paging systems; and

         WHEREAS, the parties have agreed to enter into an agreement for the operation of the Systems by Operator, subject to the supervision and control of Licensee; and

         WHEREAS, the parties desire by this Agreement to convey to Licensee, as an agent, the contractual right to use the Assets and Staff of the Operator in the operation of the Systems, subject to Licensee's judgment and discretion as to the continued use of such Assets and Staff; and

         WHEREAS, the person directly in charge of the Systems is and will continue to be a corporate officer of Licensee and responsible as such directly to Licensee's Board of Directors; and

         WHEREAS, Operator owns 100% of the common stock of Licensee; and

         WHEREAS, Operator and Licensee are obligated to ING Prime Rate Trust, a Massachusetts business trust, formerly known as Pilgrim America Prime Rate Trust ("Pilgrim") under a Promissory Note and have entered into the Second Amended and Restated Credit Agreement with Pilgrim; and

         WHEREAS, pursuant to the Guarantee and Security Agreement, executed by Operator and Licensee, Operator has granted a security interest in 100% of the common stock of Licensee to

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Pilgrim and Licensee has granted to Pilgrim a security interest in the general intangible right of Licensee to receive monies or other consideration upon the sale, assignment or transfer of Licensee's FCC Licenses (the "FCC License Proceeds"); and

         WHEREAS, Licensee is also obligated to Pilgrim under that Promissory Note and is also a party to the Second Amended and Restated Credit Agreement with Pilgrim and as such is subject to certain terms and conditions set forth therein; and

         WHEREAS, the Operator and the Licensee have covenanted in the Second Amended and Restated Credit Agreement not to amend, modify, or waive the provisions of this Agreement without the consent of its lenders, given that in the event of a default by Operator and/or Licensee under the Promissory Note, Second Amended and Restated Credit Agreement or the Guarantee and Security Agreement, Pilgrim is empowered to exercise its security interest over the common stock of Licensee or Licensee's FCC Licenses; provided that Pilgrim undertakes such actions in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and rules, regulations and policies of the FCC and any other Governmental Authority, in such event, the relationship of the Operator and the Licensee may affect substantive rights of Pilgrim and the ability of Pilgrim to realize upon the value of the collateral. Pilgrim shall be a third party beneficiary under this Agreement.

         1. Effective Date and Term. This Agreement shall only take effect on
            -----------------------
the date hereof (the "Effective Date"). Unless terminated pursuant to Section 6, this Agreement shall have a term of 10 years from the Effective Date (the "Term"). Operator shall have the option to renew this Agreement and extend the Term for an additional five (5) years automatically upon delivery of written notice to Licensee at least 60 days prior to the end of the Term.

         2. Systems Operation. Subject to the terms of this Agreement and to the
            -----------------
ultimate control of Licensee, Operator agrees to provide all assets and services required in connection with the operation of the Systems and to oversee all aspects of the Systems's operations, including programming, sales, hiring and firing of personnel and finances. At all times during the Term, Operator's actions shall be subject to the supervision and control of Licensee. Without limiting the generality of the preceding paragraph, and subject at all times to the supervision and control of Licensee, the services to be provided by Operator shall include the following:

(a)      General Authority. Operator shall implement all policies of Licensee
         -----------------
pertaining to development, administration, operations, hiring, training, marketing and advertising for the Systems and shall have the authority to contract for, place orders for, purchase and obtain equipment, operating supplies and other goods and services required for the operation of the Systems, and shall generally supervise all day-to-day operations of the Systems. Operator shall have the authority to employ and terminate employment of any and all Systems personnel, except for the officers of Licensee, whose employment and termination shall require ratification by the Board of Directors of Licensee.

(b)      Assets. At all times, Operator shall provide at its own cost and
         ------
expense all tangible and other Assets that are necessary for the operation of the Systems. Operator will maintain such Assets and will replace them periodically as needed. Operator shall be responsible for all capital and other expenditures associated with the Systems.

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(c)          Financial and Accounting Services. Operator agrees that it shall
             ---------------------------------
maintain in connection with the operation of the Systems appropriate accounting and management control systems. The Operator, as part of their services to be rendered hereunder, shall review and control disbursements and receipts (including, without limitation, all bank accounts of Licensee), and perform internal auditing functions relating to records of the Licensee and the Systems.

         3. FCC Compliance. The parties agree to comply with all applicable FCC
            --------------
rules and regulations governing the Licenses or the Systems and specifically agree as follows:

(a)          Required Actions and Filings. Licensee shall, in cooperation with
             ----------------------------
Operator, take all actions necessary to keep the Licenses in force and shall prepare and submit to the FCC or any other relevant authority all reports, applications, renewals, filings or other documents necessary to keep the Licenses in force and in good standing.

(b)          License Control.  Licensee shall, at all times, retain ultimate
             ---------------
supervisory control over the operations of the Systems. In particular, and without limitation, Licensee shall have the right to control the physical facilities of the Systems.

(c)          Licensee Responsibility. Licensee and Operator are familiar with a
             -----------------------
paging licensee's responsibilities under the Communications Act of 1934, as amended, and applicable FCC rules, regulations and policies. Nothing in this Agreement is intended to diminish or restrict Licensee's obligations as an FCC licensee and both parties desire that this Agreement be in compliance with the rules and regulations of the FCC. In the event that the FCC determines that any provision of this Agreement violates any FCC rules, policy or regulation, both parties will make good faith efforts to correct the problem immediately, and to bring this Agreement into compliance, consistent with the intent of this Agreement.

         4. Systems Revenues and Expenses; Operator's Compensation. During the
            ------------------------------------------------------
Term, Operator shall be entitled to all revenues from the Systems's operations and shall be responsible for all expenses associated therewith, provided, however, that Operator shall pay to Licensee such amounts as Licensee may reasonably request in order to carry out its obligations hereunder.

         5. Restrictive Covenants. During the Term, Operator (i) shall not take
            ---------------------
any action which would jeopardize the Licenses, the Systems or the rights of Licensee under this Agreement; (ii) shall immediately notify Licensee of any pending or threatened action by the FCC or any other court or governmental agency or third party to suspend, revoke, terminate or challenge the Licenses; and (iii) shall not take any action that would result in the violation of any covenant or agreement, or otherwise constitute a default under the agreements or instruments evidencing any indebtedness of the Licensee.

         6. Termination.
            -----------

(a)          Occurrences of Termination. This Agreement shall automatically
             --------------------------
terminate upon the earlier to occur of (i) the end of the Term, or (ii) the loss, revocation or expiration without renewal of the Licenses. In addition, Licensee shall have the right to terminate this Agreement at any time, upon its unilateral determination that continued operation of the Systems by the Operator under

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this Agreement is not in the best interests of the Systems or the public that it serves. Any termination of this Agreement by Licensee pursuant to the preceding sentence of this paragraph shall be by written notice to Operator, and shall be effective at the time specified in the written notice.

(b)          Obligations Upon Termination. If this Agreement should be
             ----------------------------
terminated pursuant to this Section 6, each party shall be released from any obligations hereunder from and after the effective termination date except that:

         (i) Operator shall be entitled to receive any compensation earned prior to the effective termination date; and

         (ii) Operator shall deliver to Licensee all books and records pertaining to the Systems, whether located at the Systems's offices or elsewhere, and will, to the extent requested by Licensee, make such of its personnel available to Licensee, at Licensee's expense, for such reasonable period of time, not to exceed 90 days, as may be reasonably necessary to permit a transition to Licensee's operation by the Licensee or a replacement operator;

         (iii) Operator shall cooperate with Licensee, and, if requested by Licensee, shall deliver such affidavits or other written statements as may be required in connection with any FCC proceeding, including any inquiry or proceeding relating to the renewal of the License.

         7. Notices. All notices and other communications hereunder shall be in
            -------
writing and shall be given to the respective parties at the following addresses (or at least such other address for a party as shall be specified by written notice):

            (a)      If to Licensee, to:
                     Teletouch Licenses, Inc.
                     110 North College, Suite 200
                     Tyler, Texas 75702

            (b)      If to Operator, to:
                     Teletouch Communications, Inc.
                     110 North College, Suite 200
                     Tyler, Texas 75702

            With a copy of all notices to be sent to:

                     ING Prime Rate Trust
                     7337 East doubletree Ranch Road
                     Scottsdale, Arizona  85258

         8. Amendment. This Agreement may not be amended, modified or changed
            ---------
except in writing signed by all parties hereto.

         9. Successors and Assigns; Limitation on Rights of Others. This
            ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, representatives,

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successors and permissible assigns, subject to any applicable requirements of law as to prior FCC consent to an assignment of the Licensee or transfer of control of the Licensee.

         10. Governing Law; Severability. This Agreement shall be governed by
             ---------------------------
and construed in accordance with the laws of the State of Texas and the Communications Act of 1934, as amended. In the event that any provision herein is held to be invalid, void, or illegal by any court of competent jurisdiction, the remaining provision of this Agreement shall remain in full force and effect and this Agreement shall be construed reasonably to preserve the original intent of the parties hereto insofar as practical.

         11. Interpretation. This Agreement is to be construed fairly and simply
             --------------
and not strictly for or against either of the parties hereto. The section headings contained herein are for convenience of reference only, and are not part of this Agreement, and shall not affect the meaning or interpretation of any provision hereof.

         12. Waiver of Rights; Remedies. Any failure of a party to comply with
             --------------------------
any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have.

         13. Counterparts. This Agreement may be executed by the parties in
             ------------
separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document. This Agreement shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

         14. Termination. In the event that Operator and/or Licensee default
             -----------
under the terms and conditions of the Promissory Note, Second Amended and Restated Credit Agreement and/or Guarantee and Security Agreement, such that Pilgrim is empowered to exercise its rights in the event of default thereunder, then this Agreement shall terminate upon the assignment or transfer of control of the Licenses to a third party for value.

         Executed as of the 17/th/ day of May, 2002.

                                                OPERATOR:

                                                TELETOUCH COMMUNICATIONS, INC.


                                                By: ___________________________

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                                    James Kernan Crotty
                                    President

                                LICENSEE:

                                TELETOUCH LICENSES, INC.


                                By: __________________________________
                                    Robert M. McMurrey
                                    President

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